Exhibit 23.1
                                                                   ------------


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Kaman Corporation:

We consent to the incorporation by reference in the registration statement filed on Form S-3, Post Effective Amendment No. 1 of Kaman Corporation of our report dated March 15, 2005, with respect to the consolidated balance sheets of Kaman Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004 and all related financial statement schedules, and on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2004 annual report on Form 10-K of Kaman Corporation. We also consent to the reference to our firm under the heading "Experts" in the registration statement.



Hartford, Connecticut
November 18, 2005

                                                              /s/ KPMG LLP